Exhibit 10.11

Consulting Services Agreement

THIS AGREEMENT by and between Digitiliti, Inc., referred to herein as "Buyer," having an office at Floor 4, 266 East 7th Street St. Paul, MN  55101, and StorageSwitch, LLC, herein referred to as "Seller," a Colorado limited liability company with offices at 2071 Rowell Dr., Lyons CO 80540 (Consulting Services Agreement), is made effective as of the 1st day of February, 2008, herein referred to as "Effective Date."  The Buyer and Seller are jointly referred to as the “Parties” and individually referred to as a “Party.”

In consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Parties hereto mutually agreed as follows:

SCOPE OF WORK:  The Consulting Services Agreement consists of this page, including a “General Terms” provision, an attachment entitled “General Conditions,” and an attachment entitled “Scope of Work.”  Seller will perform the services (the “Services”) described in the Scope of Work attachment in accordance with the "General Terms" and “General Conditions” provisions of this Consulting Services Agreement.

General Terms

NON-DISCLOSURE:  The Parties have agreed to be bound by the Non-Disclosure Agreement executed by them on June 25, 2007.  The terms of such agreement are incorporated in this Technology Purchase Agreement as if fully set forth herein, except that section 8 of said Non-Disclosure Agreement is hereby modified to provide that such agreement is governed by the laws of the State of Minnesota rather than the State of Colorado.  The Parties further agree that, notwithstanding any other provision of this Consulting Services Agreement or the Non-Disclosure Agreement, in the event any Party is in breach of or threatens to breach any provision of the Non-Disclosure Agreement, the non-breaching party shall be entitled to seek injunctive or other equitable relief from a court of competent jurisdiction to restrain such breach or threat to breach, without impairing or voiding the non-breaching party’s rights to relief either at law or in equity.

COMPENSATION:  In consideration for performance of the Services, Buyer shall compensate Seller in accordance with the Payment Terms included in the Scope of Work attachment.

GOVERNING LAW WAIVER:  This Consulting Services Agreement shall be governed by and interpreted in accordance with the laws of The State of Minnesota.  Each Party submits to the exclusive venue and jurisdiction of the courts of the State of Minnesota and the United States District Court in Minneapolis, Minnesota.  The waiver or failure of either Party to exercise in any respect any right provided under this Consulting Services Agreement shall not be deemed a waiver of any further right under this Agreement.

COMPLETE AGREEMENT:  This Consulting Services Agreement is one portion of the complete agreement between the Parties, collectively referred to herein as the "Complete Agreement".  The Complete Agreement includes this Consulting Services Agreement, the Non-Disclosure Agreement executed by the Parties on June 25, 2007, the Non-Compete Agreement, all Statement of Work Agreements, the Technology Purchase Agreement, and all addendums, amendments, updates, modifications, exhibits, orders, schedules and closing documents relating to the Complete Agreement.  This Consulting Services Agreement supersedes all prior oral and written communications, agreements and understandings of the Parties with respect to the subject matter of this Consulting Services Agreement, with the exception of the Non-Disclosure Agreement executed by the Parties on June 25, 2007.  No amendment, change or modification of this Consulting Services Agreement shall be valid unless in writing signed by the Parties hereto.  If any provision of this Consulting Services Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Consulting Services Agreement shall nevertheless remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto, through their authorized agents, have executed this Consulting Services Agreement, effective as of the date first above written.

Digitiliti, Inc.

StorageSwitch, LLC

Brad D. Wenzel                                                                           Clark Hodge

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CEO                                                                                             CEO

Title

Title

/s/Brad D. Wenzel                                                                       /s/Clark Hodge

Signature

Signature

DATE:  3/13/08                                                                           DATE:3/13/08

GENERAL CONDITIONS

1.

Independent Contractor.  This Consulting Services Agreement shall not render Seller an employee, partner, agent of, or joint venturer with, Buyer for any purpose.  Seller and Seller’s employees are and will remain independent contractors in their relationship to Buyer.  Buyer shall not be responsible for withholding taxes or other benefits with respect to payment of Seller’s compensation hereunder.  Seller shall have no claim against Buyer hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee or other benefits of any kind.  Seller hereby acknowledges that it has no authority to enter into any contract or incur any liability on behalf of Buyer.

2.

Termination.  This Consulting Services Agreement may be terminated by either Party if the other Party breaches any material term or condition of this Consulting Services Agreement and fails to cure such breach within thirty (30) days after receipt of notice from the non-breaching Party of such breach.

3.Dispute Resolution.  Buyer and Seller may agree in writing to arbitrate any dispute resulting or arising from the performance of this Consulting Services Agreement.  Any such arbitration shall be in accordance with commercial rules of the American Arbitration Association (the “AAA”) and unless otherwise agreed upon shall be binding.  Any such arbitration shall be held in Minneapolis, Minnesota and directed by the AAA.

4. No Waiver.  No failure by either Party to insist on the performance of any term, condition, or instruction, or to exercise any right or privilege included in this Consulting Services Agreement, and no waiver of or failure to act upon any breach shall constitute a waiver of any other or subsequent term, condition, instruction, breach, right or privilege.

5. Miscellaneous.

a.

This Consulting Services Agreement may not be assigned or transferred by either Party without the prior written approval of the other.  Any such attempted assignment or transfer shall be null and void.

b.

The obligations of the Parties accrued as of the date of termination or expiration of this Consulting Services Agreement and the obligations which by their nature are intended to survive such termination or expiration and shall survive the termination of expiration of this Consulting Services Agreement, including without limitation the obligations relating to:

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payment of fees

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expense reimbursement

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indemnification

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return and availability of information

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resolution of disputes

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non-disclosure

c.

Section headings and titles are for convenience only and shall be of no force or effect in the construction or interpretation of this Consulting Services Agreement.

d.

 All notices pertaining to this Consulting Services Agreement shall be in writing and shall be deemed to be effective only if (i) personally hand delivered, in which event notice shall be deemed effective on the date of delivery, (ii) sent by overnight courier service, in which event service shall be deemed effective one day after delivery to the courier, or (iii) sent by prepaid registered or certified mail, return receipt requested, in which event service shall be deemed effective three (3) days after the date stamped by the post office on the certified mail receipt.  In the event of overnight courier service or service by certified or registered mail, such service shall be directed to the address indicated in the introductory paragraph of this Consulting Services Agreement, or such other address as is otherwise indicated by one Party to the other Party in writing.

Scope of Work

Description of Services

Development of Software.  Buyer wishes to secure the services of Seller to develop a first release of certain software and software production systems (collectively, the “Software”) as more fully described in certain Statement of Work Agreements to be executed by Buyer and Seller.  Such development shall be completed and the first production release shall be available by the end of the Term described below.  The Software will implement a tiered, modular approach to the on-line storage solutions as a service business of Buyer.  Enterprise class, scalability, protection, and reliability will be core tenets.  The Software will also implement systems management for use by both Buyer and Buyer’s customers.

During the Term, Seller will complete the necessary steps to take the project from concept, through specification, coding, alpha testing, beta testing and production.  Andy Thomson and Clark Hodge will be deployed by Seller on a full time basis throughout the Term to complete such development.

Planning and Implementation of Launch.  During the Term Seller shall also work with Buyer to plan and implement a market launch (the “Launch”) of the Software services.  Seller shall deploy Clark Hodge in connection with this planning and implementation.

Responsibilities

The Seller’s responsibilities are twofold.

1.

Development of the Software

a.

Details are defined in the Statement of Work Agreement.

2.

Plan and Implement the Launch

Details will be jointly developed at a later date and approved by both Parties.

Term

Seller shall provide the Services to Buyer pursuant to this Agreement for a term (the “Term”) commencing on the Effective Date of this Consulting Services Agreement and ending six (6) months later.  The Term may be shortened or extended only upon a written amendment executed by both Parties.  In the event of any such amendment, the word “Term” as used herein shall mean and include such shortened or lengthened period of time.

Place of Work

Seller shall render the Services primarily at Seller's Colorado offices, but will, upon request, provide the Services at Buyer’s offices or such other places as reasonably requested by Buyer as appropriate for the performance of particular Services.

Time

Seller's daily schedule and hours worked by both Andy Thomson and Clark Hodge on a given day shall generally be subject to Seller's discretion, provided that Seller and Buyer anticipate that said two individuals shall work full time in the performance of the Services pursuant to this Consulting Services Agreement.  Buyer will rely upon Seller to devote sufficient time and effort as are reasonably necessary to fulfill the spirit and purpose of this Consulting Services Agreement.  In recognition of the full time nature of this Consulting Services Agreement, Seller agrees to establish contracts and relationships with third parties, if necessary, to adequately support the Seller’s other business during the Term of this Consulting Services Agreement.

Compensation/Payment Terms

1.

The cash compensation for the Services will be:

a.

Seller will receive during the Term semi-monthly cash payments of $6,250 each when Andy Thomson is deployed on a full time basis under the terms of this Consulting Services Agreement.

b.

Seller will receive during the Term semi-monthly cash payments of $6,250 each when Clark Hodge is deployed on a full time basis under the terms of this Consulting Services Agreement.

2.

In addition, the stock compensation will be:

a.

Seller will receive 12,480 shares of common stock of Buyer that are restricted securities under SEC Rule 144 for each month when Andy Thomson is deployed on a full time basis under the terms of this Consulting Services Agreement.

b.

Seller will receive 12,480 shares of common stock of Buyer that are restricted securities under SEC Rule 144 for each month when Clark Hodge is deployed on a full time basis under the terms of this Consulting Services Agreement.

3.

In the event either Andy Thomson or Clark Hodge is deployed during any semi-monthly interval at less than a full time basis, the cash compensation and stock compensation will be paid on a fractional, pro-rata basis, with the numerator being the actual number of days or partial days worked by said individual and the denominator being the number of days during that interval that such individual would customarily have worked.

4.

Seller’s ordinary and necessary business expenses, including shipping charges, printing and reproduction, travel/travel-related expenses and miscellaneous items, will be reimbursed by Buyer at cost.  Any single expense over $400 will require prior Buyer management approval, and copies of supporting documentation will be provided as a condition of payment.

Representations and Warranties; Disclaimer of Other Warranties

Seller warrants and represents that its employees and agents will perform under this Consulting Services Agreement in a timely, professional and workmanlike manner in accordance with the highest standards of care and diligence practiced in the industry.

Seller warrants and represents that the Software will perform all functions according to the provisions of this Consulting Services Agreement, the Technology Purchase Agreement and the Statement of Work Agreements.

Seller warrants and represents that the Software as delivered to Buyer will not violate the intellectual property rights of any third party.

Seller warrants and represents that the Software, when delivered to Buyer, will not contain any code, back door, flaw or other matter that would allow Seller’s employees or any third party to access any secured information of Buyer or Buyer’s customers, or to access the Software without the knowledge or prior consent of Buyer.

Except for the representations and warranties expressly included in this Consulting Services Agreement, Seller makes no (and hereby disclaims all) warranties, express or implied, including the implied warranties of merchantability, accuracy, non-interference with enjoyment and fitness for a particular purpose.

 The parties agree that the representations and warranties of Seller set forth in the first two paragraphs of this section 7 shall continue for a period of one (1) year after the Software is fully developed and in production.  The representations and warranties of Seller otherwise set forth in this Consulting Services Agreement shall continue for a period of five (5) years after the software is fully developed and in production.

Indemnification; Limitation of Liability

Seller shall be responsible for and shall indemnify and hold Buyer, its officers, directors, employees, successors, assigns, agents and representatives, harmless from and against any claims, actions or suits by third parties arising from (i) the performance by Seller or its employees or agents of Seller’s obligations hereunder in a negligent manner, in violation or breach of any term or condition of this Consulting Services Agreement or in violation of any applicable federal or state laws or regulations, (ii) any contract or other agreement between Seller and a Third Party, and (iii) any activities by Seller, its employees or agents which are outside of the scope of this Consulting Services Agreement.  Notwithstanding any damages that Buyer might occur in connection with this Consulting Services Agreement for any reason whatsoever, Seller shall not be liable for any special, indirect, incidental or consequential damages to Seller arising out of or in connection with this Consulting Services Agreement, regardless of whether such claim is based on contract, tort, strict liability or otherwise.  Buyer shall not be entitled to damages from Seller under any circumstance in excess of the cash compensation paid to Seller pursuant to this Consulting Services Agreement.

Other Terms

1.

Seller will report to Buyer’s Rodd Johnson, or any other individual designated by Buyer, for direction with regard to the Software development responsibilities.

2.

Seller will report to Buyer’s Rod Johnson, or any other individual designated by Buyer, for direction with regard to the Launch responsibilities.

3.

 “Business Information and Plans” as used below, means any and all product information, business methodology, market information, customer information, working documents, proposals, partnership information, or business strategies/plans, that Seller or another Buyer agent makes, or authors (either alone or with others) arising from this Consulting Services Agreement.

Seller agrees that all Business Information and Plans are Buyer's sole and exclusive property and will remain Buyer's sole and exclusive property.